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                                                                            23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 1, 1999 (except with respect to the matter discussed in Note 12, as to which the date is November 17, 1999) included in the Metricom, Inc. Form 10-K/A for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.






/s/ Arthur Andersen LLP
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San Jose, California
March 15, 2000